                                                                 EXHIBIT 10.13


                              SETTLEMENT AGREEMENT
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         This Settlement Agreement (hereinafter "Agreement") is made and entered into effective this 12th day of October, 1999, by and between ALARIS Medical Systems, Inc., a Delaware corporation ("ALARIS Medical"), and Medex, Inc., an Ohio Corporation ("Medex"), on the one hand, and Becton Dickinson and Company, a New Jersey corporation ("Becton Dickinson"), Becton Dickinson Infusion Therapy Systems, Inc., a Delaware corporation ("BDITS"), and Joseph R. Paradis, an individual ("Paradis"), on the other hand, with respect to the following:

                                    RECITALS:

         A. ALARIS Medical and Medex on the one hand and Becton Dickinson and BDITS on the other hand are parties to a civil action pending in the United States District Court for the Southern District of California, Civil Action No. 98CV 2205 IEG JAH ("California Action").

         B. Becton Dickinson and Paradis on the one hand and ALARIS Medical on the other hand are parties to a civil action pending in the United States District Court for the District of Utah, Central Division, Case No. 2:
98-CV-00279C ("Utah Action").

         C. The California Action involves: (a) claims by ALARIS Medical against Becton Dickinson and BDITS for infringement of United States Letters Patent No. 5,549,577 to Siegel et al., entitled "Needleless Connector," issued on August 27, 1996; and (b) claims by ALARIS Medical and Medex against Becton Dickinson and BDITS for infringement of United States Letters Patent No. Re. 35,841 to Frank et al., entitled "Needleless Connector Sample Site," issued on July 7, 1998. Becton Dickinson and BDITS have raised certain defenses, and have filed a counterclaim seeking a declaration of non-infringement and that the patents-in-suit are invalid.

         D. The Utah Action involves claims by Becton Dickinson and Paradis against ALARIS Medical for infringement of United States Letters Patent No. 5,699,821 to Paradis, entitled "Control of Fluid Flow", issued on December 23, 1997. ALARIS Medical has raised certain defenses, and has filed a counterclaim seeking a declaration of non-infringement and that the patent-in-suit is invalid.

         E. All parties desire to amicably settle and compromise the disputes between them that are the subject matter of the California Action and the Utah Action and to avoid the expense and inconvenience of further litigation.

                        TERMS, CONDITIONS, AND COVENANTS:

         In consideration of the foregoing, and of the covenants and conditions hereinafter set forth, and in settlement of the above controversies that exist between them, the parties agree as follows:

         1.       DEFINITIONS

                  a.       AFFILIATE

                           The term "Affiliate" as used herein shall mean an
affiliate as defined under the Securities Act of 1933 (including as amended).

                  b.       EFFECTIVE DATE

                           The term "Effective Date" as used in this Agreement
shall mean the date first written above.

                  c.       FRANK PATENTS

                           "Frank Patents" as used in this Agreement shall mean
U.S. Patent No. Re. 35,841 to Frank et al., issued July 7, 1998, and any and all U.S. and foreign patent rights claiming priority from the application for that patent or U.S. Patent No. 5,203,775 to Frank et al., issued April 20, 1992, any and all U.S. and foreign patent rights claiming priority from an application from which the application for U.S. Patent No. Re. 35,841 or U.S. Patent No. 5,203,775 claims priority, and any counterpart or corresponding U.S. or foreign patent rights to any of the foregoing and any reissues or reexaminations thereof.

                  d.       ICU MEDICAL

                           "ICU Medical" as used in this Agreement shall mean
ICU Medical Inc. and all parent, subsidiary, joint venture, Affiliate, predecessor and/or successor companies or entities.

                  e.       LOPEZ PATENTS

                           "Lopez Patents" as used in this Agreement shall mean
United States Letters Patent Nos. 5,199,947; 5,344,414; 5,688,254; and 5,776,116; and any and all U.S. and foreign patent rights claiming priority from any application for any of those patents, any and all U.S. and foreign patent rights claiming priority from any application from which any application for any of those patents claims priority, and any counterpart or corresponding U.S. or foreign patent rights to any of the foregoing and any reissues or reexaminations thereof.

                  f.       MINOR MODIFICATIONS

                           "Minor Modifications" as used in this Agreement shall
mean changes that do not alter the basic design, such as changes in material or dimensions.

                  g.       NEEDLELESS VALVES

                           "Needleless Valves" as used in this Agreement shall
mean medical fluid valves, connectors, adaptors, sites or ports which permit fluid communication in response to a luer taper or a blunt cannula.

                  h.       PARADIS PATENTS

                           "Paradis Patents" as used in this Agreement shall
mean United States Letters Patent No. 5,699,821 to Paradis, issued on December 23, 1997, and any and all U.S. and foreign patent rights claiming priority from the application for that patent, any and all U.S. and foreign patent rights claiming priority from an application from which the application for that patent claims priority, and any counterpart or corresponding U.S. or foreign patent rights to any of the foregoing and any reissues or reexaminations thereof.

                  i.       SIEGEL PATENTS

                           "Siegel Patents" as used in this Agreement shall mean
United States Letters Patent No. 5,549,577 to Siegel et al., issued on August 27, 1996, and any and all U.S. and foreign patent rights claiming priority from the application for that patent, any and all U.S. and foreign patent rights claiming priority from an application from which the application for that patent claims priority, and any counterpart or corresponding U.S. or foreign patent rights to any of the foregoing and any reissues or reexaminations thereof.

                  j.       BECTON DICKINSON LICENSED PRODUCTS

                           "Becton Dickinson Licensed Products" as used in this
Agreement shall mean Needleless Valves:

                            (a) incorporating Becton Dickinson's current
PosiFlow Valve design, as substantially disclosed in Exhibit
C, which, as disclosed in Exhibit C, incorporates a radial leaf spring, an internal cannula, and a normally closed movable plug that is opened through movement of the plug and the interaction of the radial leaf spring and the internal cannula; or

                            (b) (1) incorporating any past Becton Dickinson
PosiFlow or Atrium Valve design, or any modification of such current PosiFlow or any such past PosiFlow or Atrium Valve design, that is covered by the Siegel Patents or Frank Patents (including, through method claims, if any, directed to a method of making or use) and (2) that, as with the current PosiFlow Valve design, incorporates a radial leaf spring, an internal cannula, and a normally closed movable plug that is opened through movement of the plug and the interaction of the radial leaf spring and the internal cannula.

                           The parties acknowledge, understand and agree that
"Becton Dickinson Licensed Products," in no event, includes Needleless Valves having the same or substantially the same mode of operation with respect to the interaction of the seal and the elongated member as any of the Clave or Clave II Valve designs as substantially shown in Exhibits F1 and F2, respectively, or having the same or substantially the same mode of operation as the CLC 2000 Valve design as substantially shown in Exhibit F3. The parties also acknowledge, understand and agree that "Becton Dickinson Licensed Products," in no event, includes "ALARIS Medical Licensed Products."

                  k.       ALARIS MEDICAL LICENSED PRODUCTS

                           "ALARIS Medical Licensed Products" as used in this
Agreement shall mean Needleless Valves:

                           (a) incorporating ALARIS Medical's current SmartSite
Valve design, as substantially disclosed in Exhibit D, which, as disclosed in Exhibit D, incorporates a plug having a normally open entrance opening that is closed by an inlet, and that is opened by movement of the plug; or

                           (b) (1) incorporating any past ALARIS Medical
SmartSite Valve design, or any modification of such current or any such past SmartSite Valve design, that is covered by the Paradis Patents (including through method claims, if any, directed to a method of making or use) and (2) that, as with the current SmartSite Valve design, incorporates a plug having a normally open entrance opening that is closed by an inlet, and that is opened by movement of the plug.

         2.       STIPULATED DISMISSAL

                  Upon execution of this Agreement by the parties, counsel for the parties shall execute Stipulations of Dismissal substantially in the form attached hereto as Exhibits A and B, and shall, not later than seven (7) business days after the execution of this Agreement, present the same to the appropriate Courts for approval and filing. If modified versions of such documents are later required to accomplish the purposes of such documents, the parties shall diligently cooperate in the preparation, execution and filing of such modified versions.

         3.       MUTUAL RELEASES

                  Conditioned upon execution by the parties of this Agreement and upon execution and entry of the Stipulations and Orders of Dismissal (Exhibits A and B), ALARIS Medical and Medex on the one hand, and Becton Dickinson, BDITS and Paradis, on the other hand, on behalf of themselves, their respective predecessors, successors, Affiliates, parents, subsidiaries, heirs, executors, administrators, assigns, stockholders, officers, directors, attorneys, agents, employees and representatives, hereby release and discharge the opposing parties and their respective predecessors, successors, Affiliates, parents, subsidiaries, heirs, executors, administrators, assigns, stockholders, officers, directors, attorneys, agents, employees and representatives, from any and all debts, claims, demands, damages, liabilities, obligations, and causes of action (including without limitation, those asserted in the Complaint, Answer, Counterclaims and Amendments thereto of the California Action and the Utah Action), arising out of any infringement or alleged infringement of the Frank Patents and/or Siegel Patents, on the one hand, by the use, manufacture, sale, offer for sale, importation, or exportation of any Becton Dickinson Licensed Products, occurring prior to the Effective Date, and arising out of any infringement or alleged infringement of the Paradis Patents, on the other hand, by the use, manufacture, sale, offer for sale, importation, or exportation of any ALARIS Medical Licensed Products, occurring prior to the Effective Date.

         4.       WAIVER OF CODE SECTION

                  Each of ALARIS Medical, Medex, Becton Dickinson, BDITS and Paradis hereby waives with respect to the mutual release of paragraph 3 above, the benefits of Section 1542 of the Civil Code of California to the extent that such benefits may contravene a provision hereof. Such section reads as follows:

                  "1542 GENERAL RELEASE; EXTENT.
                  A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

         5.       LICENSE GRANTS

                  a.       THE FRANK AND THE SIEGEL PATENTS

                           (1) ALARIS Medical hereby grants Becton Dickinson and
its Affiliates, including without limitation BDITS, a paid-up non-exclusive, worldwide license, with no right to sublicense, under the Siegel Patents, and a paid-up non-exclusive, worldwide sublicense, with no right to sublicense (sub-sublicense), under the Frank Patents, to use, make, have made, import, export, offer to sell, sell or otherwise dispose of Becton Dickinson Licensed Products, and to practice any methods and processes under the Siegel Patents and under the Frank Patents in connection with such Becton Dickinson Licensed Products. This license and sublicense to any Affiliate shall exist only while the Affiliate status with Becton Dickinson exists and only if the Affiliate adheres to the applicable duties and obligations of this Agreement.

                           (2) The term of this sublicense under the Frank
Patents or license under the Siegel Patents, respectively, shall extend until and terminate upon the expiration date of the patent last to expire, be abandoned or dedicated to the public, or be finally held invalid and/or unenforceable, among the Frank Patents or Siegel Patents, respectively, subject to earlier termination of this sublicense under the Frank Patents concurrently with any earlier termination by Medex or ALARIS Medical of ALARIS Medical's license from Medex under the Frank Patents, or subject to earlier termination of this license as a whole by Becton Dickinson. At its own election, upon sixty
(60) days prior written notice to ALARIS Medical and Medex, Becton Dickinson may terminate the sublicense and license granted under this subparagraph 5.a. Subject to subparagraph 5(a)(3), termination of the sublicense or license, respectively, granted under this subparagraph 5.a. as to the Frank Patents or Siegel Patents, respectively, shall also terminate the covenant not to sue granted under subparagraph 6.a.(1) as to the Frank Patents or Siegel Patents, respectively. Subject to subparagraph 5(a)(3), termination of the sublicense and license as to the Frank Patents and Siegel Patents shall terminate the covenants not to sue granted under subparagraphs 6.a.(1) and 6.a.(2).

                           (3) If, under subparagaraph 5.a.(2), the sublicense
under the Frank Patents granted under subparagraph 5.a. is terminated earlier than the end of the full potential term due to earlier termination by Medex or ALARIS Medical of ALARIS Medical's license from Medex under the Frank Patents, then Medex shall grant to Becton Dickinson a license under the Frank Patents, with no right to sublicense, retroactive to such earlier termination, substantially equivalent to that which would have continued to exist but for such earlier termination, except the license shall be from Medex to Becton Dickinson, and the covenant not to sue under the Frank Patents under subparagraph 6(a)(1) and the covenant not to sue under subparagraph 6(a)(2) shall not terminate. Becton Dickinson shall have no obligation to pay any consideration for such license.

                  b.       THE PARADIS PATENTS

                           (1) Becton Dickinson hereby grants ALARIS Medical and
its Affiliates a paid-up non-exclusive, worldwide sublicense, with no right to sublicense (sub-sublicense), under the Paradis Patents, to use, make, have made, import, export, offer to sell, sell or otherwise dispose of ALARIS Medical Licensed Products, and to practice any methods and processes under the Paradis Patents in connection with such ALARIS Medical Licensed Products. This license to any Affiliate shall exist only while the Affiliate status with ALARIS Medical exists and only if the Affiliate adheres to the applicable duties and obligations under this Agreement.

                           (2) The term of this license shall extend until and
terminate upon the expiration date of the patent last to expire, be abandoned or dedicated to the public, or be finally held invalid and/or unenforceable, among the Paradis Patents, subject to earlier termination of the license concurrently with any earlier termination by Paradis or Becton Dickinson of Becton Dickinson's license from Paradis under the Paradis Patents, or subject to earlier termination of this license by ALARIS Medical. At its own election, upon sixty (60) days prior written notice to Becton Dickinson and Paradis, ALARIS Medical may terminate this license granted under this subparagraph 5.b. Subject to subparagraph 5(b)(3), termination of this license granted under this subparagraph 5.b shall also terminate the covenants not to sue granted under subparagraph 6.b.

                           (3) If, under subparagraph 5.b.(2), this license
granted under subparagaraph 5.b. is terminated earlier than the end of the full potential term due to earlier termination by Paradis or Becton Dickinson of Becton Dickinson's license from Paradis under the Paradis Patents, then Paradis shall grant to ALARIS Medical a license, with no right to sublicense, retroactive to such earlier termination, substantially equivalent to that which would have continued to exist but for such earlier termination, except the license shall be from Paradis to ALARIS Medical, and the covenants not to sue under subparagraphs 6(b)(1) and 6(b)(2) shall not terminate. ALARIS Medical shall have no obligation to pay any consideration for such license.

         6.       COVENANTS NOT TO SUE

                  a.       COVENANTS BY ALARIS MEDICAL AND MEDEX

                           (1) ALARIS Medical covenants not to sue Becton
Dickinson or its Affiliates, including without limitation BDITS, or any of their customers or distributors or suppliers (including Paradis, where applicable), for infringement of the

Frank or Siegel Patents, and Medex covenants, for so long as Becton Dickinson is licensed under the Frank Patents pursuant to this Agreement, not to sue Becton Dickinson or its Affiliates, including without limitation BDITS, or any of their customers or distributors or suppliers (including Paradis, were applicable), for infringement of the Frank Patents, arising out of Becton Dickinson or its Affiliates making, having made, using, importing, exporting, offering to sell or selling, in the United States or elsewhere, Becton Dickinson Licensed Products, to the extent such Becton Dickinson Licensed Products are subject to the mutual release of paragraph 3 or subject to the license or sublicense of subparagraph 5.a.

                           (2) Beyond the covenant of subparagraph a.(1), ALARIS
Medical covenants not to sue, or permit suit of, Becton Dickinson or its Affiliates, including without limitation BDITS, or any of their customers or distributors or suppliers (including Paradis, where applicable), for infringement of any current or future patent claim (a) issuing from an application, or having priority from an application, filed before the Effective Date of this Agreement, where (b) as of the Effective Date of this Agreement, ALARIS Medical, directly or indirectly, owns or controls, or holds licensing rights to, the current or future patent claim, arising out of Becton Dickinson or its Affiliates making, having made, using, importing, exporting, offering to sell or selling, in the United States or elsewhere, Becton Dickinson Licensed Products, to the extent such Becton Dickinson Licensed Products are subject to the mutual release of paragraph 3 or subject to the license or sublicense of subparagraph 5.a.

                  b.       COVENANTS BY BECTON DICKINSON AND PARADIS

                           (1) Becton Dickinson, BDITS, and Paradis, and each of
them, covenant not to sue ALARIS Medical or its Affiliates, or any of their customers or distributors or suppliers (including Medex or its Affiliates, where applicable), for infringement of the Paradis Patents, arising out of ALARIS Medical or its Affiliates making, having made, using, importing, exporting, offering to sell or selling, in the United States or elsewhere, ALARIS Medical Licensed Products, to the extent such ALARIS Medical Licensed Products are subject to the mutual release of paragraph 3 or subject to the license of subparagraph 5.b.

                           (2) Beyond the covenant of subparagraph b.(1), Becton
Dickinson, BDITS, and each of them, covenant not to sue, or permit suit of, ALARIS Medical or its Affiliates, or any of their customers or distributors or suppliers (including Medex or its Affiliates, where applicable), for infringement of any current or future patent claim (a) issuing from an application, or having priority from an application, filed before the Effective Date of this Agreement, where (b) as of the Effective Date of this Agreement, Becton Dickinson and/or BDITS, directly or indirectly, owns or controls, or holds licensing rights to, the current or future patent claim, arising out of ALARIS Medical or its Affiliates making, having made, using, importing, exporting, offering to sell or selling, in the United States or elsewhere, ALARIS Medical Licensed Products, to the extent such ALARIS Medical Licensed Products are subject to the mutual release of paragraph 3 or subject to the license of subparagraph 5.b.

         7.       PAYMENT OBLIGATION

                  In consideration of the rights granted and obligations excused by ALARIS Medical and Medex and by Becton Dickinson, BDITS and Paradis, taking into account set-off of mutual obligations between the parties, and without admission of infringement by any party, ALARIS Medical shall pay to Becton Dickinson the sum of $6,500,000.00 (Six Million and Five Hundred Thousand Dollars), no later than October 13, 1999, by wire transfer to Becton Dickinson.

         8.       PATENT MARKING

                  a. ALARIS Medical will, starting within a commercially reasonable time period, patent mark the ALARIS Medical Licensed Products, or labeling therefor, in accordance with applicable laws, with respect to the Paradis Patents.

                  b. Becton Dickinson will, starting within a commercially reasonable time period, patent mark the Becton Dickinson Licensed Products, or labeling therefor, in accordance with applicable laws, with respect to the Frank and the Siegel Patents.

         9.       WARRANTIES

                  a. ALARIS Medical represents and warrants that it has the authority to grant to Becton Dickinson the rights granted herein under the Frank Patents and the Siegel Patents, with its authority to grant rights under the Frank Patents derived by license from Medex in an agreement between ALARIS Medical and Medex entered into as of November 24, 1998. Medex represents and warrants that in the event the contingency referenced in subparagraph 5.a.(3) occurs, it will have the authority to grant the license under the Frank Patents referenced in that subparagraph. Any warranties set forth in this Agreement by ALARIS Medical and Medex are expressly in lieu of any other warranties of ALARIS Medical or Medex, implied or otherwise, including patent validity or enforceability, or against infringement.

                  b. Becton Dickinson represents and warrants that it has the authority to grant to ALARIS Medical the rights granted herein under the Paradis Patents, with its authority to grant rights under the Paradis Patents derived by license from Paradis in an agreement between Becton Dickinson and Paradis entered into as of November 20, 1995. Paradis represents and warrants that in the event the contingency referenced in subparagraph 5.b.(3) occurs, he will have the authority to grant the license under the Paradis Patents referenced in that subparagraph. Any warranties set forth in this Agreement by Becton Dickinson and Paradis are expressly in lieu of any other warranties of Becton Dickinson, BDITS, or Paradis, implied or otherwise, including patent validity or enforceability, or against infringement.

                  c. Becton Dickinson represents and warrants that Becton Dickinson and ICU Medical are not Affiliates.

                  d. BDITS represents and warrants that BDITS and ICU Medical are not Affiliates.

                  e. Paradis represents and warrants that he and ICU Medical are not Affiliates.

                  f. Becton Dickinson represents and warrants that Becton Dickinson and BDITS are Affiliates.

         10.      PUBLICITY

                  a. The parties agree to refrain from releasing any information to anyone not a party to this Agreement concerning the terms of this Agreement without prior written consent of all other parties, except as set forth in the Press Release(s) or Schedule(s) attached hereto as Exhibit E, or as otherwise provided herein. This prohibition includes, but is not limited to, educational and scientific conferences, promotional materials, governmental filings, and discussions with public officials, and the media, but shall not extend to disclosures necessary to carry out the provisions of this Agreement and shall not extend to disclosures necessary and in accordance with Securities and Exchange Commission requirements, nor to investment bankers and lenders, nor to potential assignees or transferees, as those terms are used in paragraph 13, nor to potential Affiliates, provided such disclosures to potential assignees, transferees or Affiliates are pursuant to non-disclosure agreements.

                  b. If any of the parties determines that a release of information subject to the prohibition in the preceding paragraph is required by law, it shall promptly notify all other parties hereto in writing at least ten
(10) business days before the time of the proposed release. The notice shall include the exact text of the proposed release and the time and manner of the release. At any other party's request and before the release, the party desiring to release the information shall consult with such other party on the necessity for the disclosure and the text of the proposed release. Absent approval in advance from such other party, in no event shall a release, other than one in accordance with subparagraph a. above, include information regarding the terms of this Agreement that is not required by law.

                  c. Should any third party seek to obtain any information by legal process with respect to the terms of this Agreement from any party hereto, such party shall promptly notify the other parties hereto, and shall take appropriate measures to provide such other parties an opportunity to avoid and minimize the release of such information.

         11.      CHANGE OF OWNERSHIP OR CONTROL

                  a.       For purposes of this paragraph 11:

                           (1) "control of [a party]" shall mean possession,
whether direct or indirect, of the power to elect or cause the election of a majority of the Board of Directors of the party;

                           (2) "change in control of [a party]" shall mean an
event after which the party, or all or substantially all of the business or assets of the party related to this Agreement is controlled by a person or entity who did not possess such control immediately prior to the event; and

                           (3) "change in ownership of [a party]" shall mean an
event after which a person or entity owns 50% or more of the party's common stock (or owns some combination of common stock, securities convertible into common stock and/or other rights to acquire common stock which would enable such person or entity to achieve ownership of 50% or more of the party's common stock) and such person or entity did not previously so own or have such rights to acquire such common stock.

                  b. ALARIS Medical and Medex have entered into this Agreement in reliance on Becton Dickinson's present ownership and control. Becton Dickinson shall promptly notify ALARIS Medical and Medex in the event of a change in its control or a change in ownership involving ICU Medical. In the event of a change in control or ownership of Becton Dickinson which involves ICU Medical, or should ICU Medical become an Affiliate of Becton Dickinson, if Medex has not previously obtained a fully paid-up, irrevocable, non-exclusive, worldwide license in and to the Lopez Patents, then Becton Dickinson, at its own option, shall either grant or cause to be granted to Medex a fully paid-up, irrevocable, non-exclusive, worldwide license in and to the Lopez Patents, or pay to Medex the sum of two million dollars ($2,000,000). If such a license is not granted or if the payment of two million dollars ($2,000,000) is not made, and Medex has not previously obtained such a license, any license to Becton Dickinson and its Affiliates under the Frank Patents pursuant to subparagraph 5.a. shall terminate as of the effective date of such occurrence.

                  c. Becton Dickinson has entered into this Agreement in reliance on ALARIS Medical's present ownership and control. ALARIS Medical shall promptly notify Becton Dickinson in the event of a change in its control or a change in ownership involving ICU Medical. In the event of a change in control or ownership of ALARIS Medical which involves ICU Medical, or should ICU Medical become an Affiliate of ALARIS Medical, if Becton Dickinson has not previously obtained a fully paid-up, irrevocable, non-exclusive, worldwide license in and to the Lopez Patents, then ALARIS Medical, at its own option, shall either grant or cause to be granted to Becton Dickinson a fully paid-up, irrevocable, non-exclusive, worldwide license in and to the Lopez Patents, or pay to Becton Dickinson the sum of two million dollars ($2,000,000). If such a license is not granted or if the payment of two million dollars ($2,000,000) is not made, and Becton Dickinson has not previously obtained such a license, any license to ALARIS Medical and its Affiliates under the Paradis Patents pursuant to subparagraph 5.b. shall terminate as of the effective date of such occurrence.

         12.      TERM

                  This Agreement shall be effective as of the Effective Date and it shall remain effective until and terminate when both the license and sublicense granted to Becton Dickinson under subparagraph 5.a., including any license under subparagraph 5.a.(3), and the license granted to ALARIS Medical under subparagraph 5.b., including any license under subparagraph 5.b.(3), have terminated.

         13.      ASSIGNMENT

                  The obligations and benefits of this Agreement shall be binding upon the parties hereto, their successors and legal representatives, specifically including the respective assignee or transferee of ownership or control of, or licensing rights in, any patent subject to a license or a covenant granted herein. However, the benefits granted under the license grant and rights of paragraph 5 and under the covenants and rights of paragraph 6 shall not be assigned or transferred by ALARIS Medical or Becton Dickinson without the written consent of Becton Dickinson or ALARIS Medical, respectively, except in conjunction with a sale or transfer of all or substantially all of the business or assets of the transferor party related to the subject matter to which this Agreement pertains, either directly, or by sale of stock, merger, consolidation or other corporate transaction or transfer. Additionally, even under conditions of the foregoing exception, no assignment or transfer of such benefits shall be made by Becton Dickinson to ICU Medical, without the written consent of ALARIS Medical and Medex; and no assignment or transfer of such benefits shall be made by ALARIS Medical to ICU Medical without the written consent of Becton Dickinson. In the absence of the satisfaction of the conditions for any such assignment or transfer of such benefits, any purported transfer or assignment of such benefits shall be null and void. The benefits granted under the license grant and rights of paragraph 5 and under the covenants and rights of paragraph 6 may not be assigned or transferred by Affiliates of Becton Dickinson or of ALARIS Medical, and any such purported transfer or assignment shall be null and void.

         l4.      PATENT MAINTENANCE

                  Of the Siegel Patents, ALARIS Medical shall be obligated to pay or have paid maintenance fees to maintain only U.S. Patent No. 5,549,577 (or subsequent reissues or reexaminations thereof). Of the Frank Patents, Medex shall be obligated to pay or have paid maintenance fees to maintain only U.S. Patent No. Re. 35,841 (or subsequent reissues or reexaminations thereof). Of the Paradis Patents, Becton Dickinson shall be obligated to pay or have paid maintenance fees to maintain only U.S. Patent No. 5,699,821 (or subsequent reissues or reexaminations thereof).

         15.      PAYMENT OF COSTS AND ATTORNEYS FEES

                  No party shall have any responsibility to pay an opposing party's costs or attorneys' fees incurred in connection with the California Action or the Utah Action.

         16.      ABSENCE OF WAIVER

                  The failure of any party to enforce at any time any provision of this Agreement shall in no way be construed as a waiver of such provision, nor in any way to affect the validity of this Agreement or any part thereof, or the right of any party to later enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

         17.      DISPOSITION OF CONFIDENTIAL INFORMATION PRODUCED
                  DURING LITIGATION

                  a. Immediately after filing of the Stipulations of Dismissal pursuant to paragraph 2 of this Agreement, all Confidential Information produced by a disclosing party in the California Action or the Utah Action which has been designated "OUTSIDE LITIGATION COUNSEL EYES ONLY" or "CONFIDENTIAL" pursuant to the proposed Protective Orders in those actions, at the option of the disclosing party, shall be returned to the disclosing party at the disclosing party's expense, or destroyed. Notwithstanding the foregoing, attorneys of record for any receiving party may retain in its files archival copies of any and all documents and things which contain Confidential Information that has been designated "OUTSIDE LITIGATION COUNSEL EYES ONLY" or "CONFIDENTIAL," including one copy of each pleading, paper or other document filed with the Court, one copy of each discovery request or response document, and documents constituting work product which were internally generated based on Confidential Information that has been designated "OUTSIDE LITIGATION COUNSEL EYES ONLY" or "CONFIDENTIAL". To the extent that any Confidential Information of a disclosing party that has been designated "CONFIDENTIAL" has been provided by the attorneys of record of the receiving party to in-house counsel, advisory counsel or independent experts aligned with the receiving party, the receiving party shall have its attorneys of record ensure that all such Confidential Information is returned to the disclosing party at the disclosing party's expense, or destroyed. The receiving party or its attorneys of record shall certify in writing that all such documents and things have been returned or destroyed as the case may be pursuant to the terms of this subparagraph.

                  b. Neither attorneys of record for the receiving party nor in-house counsel, advisory counsel and independent experts aligned with the receiving party, shall disclose any Confidential Information designated "OUTSIDE LITIGATION COUNSEL EYES ONLY" or "CONFIDENTIAL" to any other individual or entity, absent formal discovery request in litigation, subpoena or court order. Upon receipt of any formal discovery request in litigation or subpoena or court order for such information, the party receiving the request or subpoena or court order shall immediately notify the attorneys of record for the disclosing party of the request or subpoena or court order so that the latter may protect its interest.

                  c. In the event that any person violates or threatens to violate the provisions of this paragraph 17, the aggrieved party may immediately apply to the court to obtain injunctive relief against any such violation or threatened violation. In the event that the aggrieved party so applies, the respondent shall not employ as a defense thereto any claim that the aggrieved party possesses an adequate remedy at law.

         18.      ENTIRE AGREEMENT

                  This Agreement shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof, and shall supersede all previous negotiations, commitments, and writings. This Agreement shall not be modified or altered in any manner except by an instrument in writing executed by all of the parties hereto.

         19.      SEVERABILITY

                  If any provision of this Agreement is found to be prohibited by law and invalid, or for any reason such provision is held unenforceable, in whole or in part, that provision shall be considered severable and its invalidity or unenforceability shall not affect the remainder of this Agreement, which shall continue in full force and effect.

         20.      NOTICE

                  Any notice, report or written statement to a party permitted or required under this Agreement shall be in writing and shall be sent by certified mail, return receipt requested, Federal Express, or hand delivery at the respective addresses set forth below, or to such other addresses as the respective parties may from time to time designate:

         For ALARIS Medical:

                           General Counsel
                           ALARIS Medical Systems, Inc.
                           10221 Wateridge Circle, Building A
                           San Diego, California 92121-2733

                  with copies to:

                           Richard A. Bardin, Esq.
                           Fulwider Patton Lee & Utecht, LLP
                           10877 Wilshire Boulevard, Tenth Floor
                           Los Angeles, CA 90024

         For Medex:
                           Steven S. Willensky
                           President
                           Medex Inc.
                           6250 Shier-Rings Road
                           Dublin, Ohio 43016

                  with copies to

                           Kurt L. Grossman, Esq.
                           Wood, Herron & Evans, L.L.P.
                           2700 Carew Tower
                           Cincinnati, Ohio 45202

         For Becton Dickinson and BDITS:

                           Vice President
                           Becton Dickinson Infusion Therapy Systems, Inc. 9450 South State Street
                           Sandy, Utah 84070

                  with copies to

                           Chief Intellectual Property Counsel
                           Becton Dickinson and Company
                           1 Becton Drive
                           Franklin Lakes, New Jersey 07417

         For Paradis:

                           Joseph R. Paradis
                           106 Matthews Pointe North
                           Hilton Head Island, South Carolina 29926

                  with copies to

                           Brandon N. Sklar, Esq.
                           Morgan & Finnegan, LLP
                           345 Park Avenue
                           New York, New York 10154


         21.      SURVIVAL

                  The rights and obligations under paragraphs 9, 10, and 17 of this Agreement shall survive termination of this Agreement and/or of any license under subparagraph 5.a. and/or 5.b.

         22.      NO ADMISSION

                  Neither the entering into this Agreement, nor any provision hereof, shall be deemed as an admission by any party of any wrong-doing, or of the validity or invalidity of any position taken or proposed to be taken by or against the party in the California Action or the Utah Action or any other litigation.

         23.      CAPTIONS

                  Captions are inserted herein only as a matter of convenience, and for reference, and in no way define, limit, or describe the scope of this Agreement or the intent of any provision herein.

         24.      CONSTRUCTION

                  This Agreement has been prepared with the participation of all parties, and shall not be strictly construed against any party.

         25.      COUNTERPARTS.

                  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         26.      CONSULTATION WITH COUNSEL AND RELIANCE

                  Each of the parties acknowledges that the party has had the opportunity to consult with counsel of its choice, and that in executing this Agreement it has not relied upon any statements, representations or agreements of any other person other than those contained herein.

         27.      NO BREACH

                  a. To the extent that any of the terms of this Agreement conflict with or are otherwise inconsistent with any of the terms of Medex's license to ALARIS Medical under the Frank Patents, such conflict or inconsistency shall not constitute a breach of any of the terms of that license.

                  b. To the extent that any of the terms of this Agreement conflict with or are otherwise inconsistent with any of the terms of Paradis' license to Becton Dickinson under the Paradis Patents, such conflict or inconsistency shall not constitute a breach of any of the terms of that license.

         IN WITNESS WHEREOF, each of the parties has executed this Agreement or has caused this Agreement to be executed by a duly authorized officer, effective as of the Effective Date.

                                    ALARIS Medical Systems, Inc.

                                 By:
                                     ---------------------------------
                                         William C. Bopp
                                 Title:  Chief Financial Officer

ATTEST:

---------------


                                    Becton Dickinson and Company

                                 By:
                                     ---------------------------------
                                         Gary M. Cohen
                                 Title:  President, Worldwide Medical Systems

ATTEST:

---------------


                                 Becton Dickinson Infusion Therapy Systems, Inc.

                                 By:
                                     ---------------------------------
                                         Gary M. Cohen
                                 Title:  President

ATTEST:

---------------


                                 Medex, Inc.

                                 By:
                                     ---------------------------------
                                         Steven S. Willensky
                                 Title:  President

ATTEST:

---------------


                                 Joseph R. Paradis

                                 -------------------------------------
ATTEST:

---------------